Exhibit 10.253

Tenant: PPD Development, LLC

Suite: Dabney VII, Addition of Suites L, M & N

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment) is made and entered into as of March 9, 2007, by and between BRANDYWINE GRANDE C, L.P., a Delaware limited partnership (“Landlord”), and PFD DEVELOPMENT, LP, a Texas limited partnership (“ Tenant”).

A. Landlord and Tenant, as successor-in-interest to PPD Development, LLC, are parties to a certain Lease (the “Lease”) dated as of July 1,2001, for approximately 75,133 rentable square feet of space (the “Original Premises”), as more particularly described in the Lease.

B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain additional premises known as Suites L, M and N (the “Suites L, M & N Premises”) in the Dabney VII building located at 2246 Dabney Road, Richmond, Virginia 23230 (the “Dabney VII Building”), which additional premises are shown on the location plan attached hereto as Exhibit A. The parties hereby confirm that the Suites L, M & N Premises are 6,577 rentable square feet of space in the aggregate.

C. The portion of the Suites L, M & N Premises comprising Suites M & N contains 4,580 rentable square feet and is referred to herein as “Suites M & N”. The portion of the Suites L, M & N Premises comprising Suite L contains 1,997 rentable square feet and is referred to heroin as “Suite L”.

D. Landlord and Tenant wish to amend the Lease to, among other things, expand the Original Premises to include the Suites L, M & N Premises upon the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recita ls: Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to them in the Lease.

2. Premises.

(a) Effective on the Suites M & N Commencement Date (as defined in Section 3(a) below), as used in the Lease: (i) “Premises” shall mean, collectively, the Original Premises and Suites M & N; (ii) “Tenant’s Allocated Share” with respect to the Dabney VII Building shall mean 94.0%; and (ii) “Rentable Area” with respect to the Premises shall mean 79,713.

(b) Effective on the Suite L Commencement Date (as defined in Section 3(b) below), as used in the Lease; (i) “Premises” shall mean, collectively, the Original Premises and Suite L; (ii) “Tenant’s Allocated Share” with respect to the Dabney VII Building shall mean 86.23% and (ii) “Rentable Area” with respect to the Premises shall mean 77,130.

(e) Notwithstanding the foregoing, effective on the later of the Suites M & N Commencement Date and the Suite L Commencement Date, as used in the Lease: (i) “Premises” shall mean, collectively, the Original Premises, Suite L, and Suites M & N; (ii) “Tenant’s Allocated Share” with respect to the Dabney VII Building shall mean 100%; and (iii) “Rentable Area” with respect to the Premises shall mean 81,710 square feet.

(d) Tenant acknowledges and agrees that, notwithstanding any provision of the Lease to the contrary, Landlord shall have no obligation to make any improvements to the Suites L, M & N Premises in connection with this amendment, and Tenant accepts them in their current “AS IS” condition.

3. Term.

(a) The Term for Suites M & N shall commence on the date Landlord delivers possession of the Suites M & N to Tenant (the “Suites M & N Commencement Date”); provided if Landlord is unable to deliver possession of Suites M & N to Tenant on any particular date for any reason, including without limitation the holdover of the current tenant, the Lease as amended hereby shall continue in effect and Landlord shall not be liable to Tenant or any third party for such inability. The Suites M & N Commencement Date and expiration date of the Term shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (the “COLT”) in the form attached hereto as Exhibit B. If Tenant fails to execute or object to the COLT within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

(b) The Term for Suite L shall commence on the date Landlord delivers possession of Suite L to Tenant (the “Suite L Commencement Date”), which data is estimated to be May 1, 2007; provided if Landlord is unable to deliver possession of Suite L to Tenant on any particular date for any reason, including without limitation the holdover of the current tenant, the Lease as amended hereby shall continue in effect and Landlord shall not be liable to Tenant or any third party for such inability. The Suite L Commencement Date and expiration date of the Term shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (the “COLT”‘) in the form attached hereto as Exhibit B. If Tenant fails to execute or object to the COLT within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

(c) The Term for the Premises (collectively, the Original Premises and the Suites L, M & N Premises) shall terminate on June 30, 2015.

4. Fixed Rent. Fixed Rent for Suites M & N is set forth below, payable in the monthly installments as set forth below and otherwise in accordance with the terms of the Lease, as amended hereby:

TIME PERIOD	MONTHLY INSTALLMENTS
Suites M & N Commencement Date - 3/31/07	$0.00
4/1/07 - 6/30/08	$2,480.83
7/1/08 - 6i30/09	$2,541.90
7/1/09 - 6/30/10	$2,606.78
7/1/10 - 6/30/11	$2,671.67
7/1/11 - 6/30/12	$2,740.37
7/1/12 - 6/30/13	$2,809.07
7/1/13 - 6/30/14	$2,877.77
7/1/14 - 6/30/15	$2,950.28

Fixed Rent for Suite L is set forth below, payable in the monthly installments as set forth below and otherwise in accordance with the terms of the Lease, as amended hereby:

TIME PERIOD	MONTHLY INSTALLMENTS
Suite L Commencement Date - 6/30/08	$1,081.71
7/1/08 - 6/30/09	$1,108.34
7/1/09 - 6/30/10	$1,136.63
7/1/10 - 6/30/11	$1,164.92
7/1/11 - 6/30/12	$1,194.87
7/1/12 - 6/30/13	$1,224.83
7/1/13 - 6/30/14	$1,254.78
7/1/14 - 6/30/15	$1,286.40

Fixed Rent shall be payable by: (i) check to Landlord at Post Office Box 828117, Philadelphia, PA 19182-8117; or (ii) wire transfer of immediately available funds to the account at PNC Bank, account no. 8610818762, with ABA routing number 031000053.

5. Landlord’s Notice Address. Landlord’s “Notice Address/Contact” set forth in Section 1(k) of the Lease is hereby deleted in its entirety and replaced with the following in lieu thereof:

Landlord:	Brandywine Grande C, L.P.	With a copy to:
	c/o Brandywine Realty Trust 300	Brandywine Realty Trust
	Arboretum Place, Suite 330	555 East Lancaster Ave-, Suite 100
	Richmond, VA 23236	Radnor, PA 19087
	Attn: William D. Redd	Attn: Brad A. Molotsky, General Counsel
	Fax No.: (804) 330-4450	Fax No,: (610) 325-4628
	E-Mail: bill.redd@bdnreit.com	Email: brad.molotsky@bdnreit.com

Each party shall have the right to change its address for notices by a writing sent to the other party in accordance with Article 28, of the Lease.

6, Brokerage Commission, Landlord and Tenant each represents and warrant~: to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than BTRS, Inc. Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Section.

7. OFAC. Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. I3224, 66 Fed, Reg. 49079 (Sept. 25, 2001) (“Qrder”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is listed on any list or qualification of “Designated Nationals” aw defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No, 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contondere, indicted, arraigned or custodially detained on changes involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.). Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant. The breach of this representation, warranty and covenant by Tenant shall be an immediate Event of Default under this Lease without cure.

8. Effect of Amendment: Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The Lease as hereby amended is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Lease, as amended herein, shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above, and each shall continue to be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of each party hereto.

9. Authority. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

WITNESS:	LANDLORD:
BRANDYWINE GRANDE C, L.P.

	By	Brandywine Grande C Corp., its general partner

		By:	/s/ K. Suzanne Stumpf
/s/ K. Suzanne Stumpf		Name:	K. Suzanne Stumpf
K. Suzanne Stumpf		Title:	VP Asset Management
		Date:	4/20/07

WITNESS:	TENANT:
PPD DEVELOPMENT, LP
By: PPD GP, LLC, Its General Partner
/s/ Charles H. Munn, Jr.
Charles H. Munn, Jr.	By:	/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Treasurer
	Date:	3/15/07